Exhibit B-2


                        AMERICAN ELECTRIC POWER COMPANY, INC.
                                    CAPITALIZATION

                                        Actual
                                  September 30, 1997


                                                  $ Millions  Percentage

            Debt:
              First Mortgage Bonds  . . . . . .   $ 3,112
              Other Long-Term Debt  . . . . . .     2,230
              Short-Term Debt . . . . . . . . .       508
                                                  $ 5,850        54.8%
            Preferred:
              Stock . . . . . . . . . . . . . .   $   174         1.6%

            Common Equity:
              Common Stock  . . . . . . . . . .   $ 1,291
              Paid-in Capital . . . . . . . . .     1,762
              Retained Earnings . . . . . . . .     1,593
                                                  $ 4,646        43.6%

            Total Capitalization  . . . . . . .   $10,670       100.0%

               The foregoing table includes no non-recourse debt related to Exempt Entities that is consolidated for financial reporting purposes. The following table sets forth American's pro forma capitalization, including the additional amount of outstanding non-recourse debt ($1.135 billion) related to American's proportionate ownership interest in Exempt Entities which is not consolidated under generally accepted accounting principles.


                                      Pro Forma
                                  September 30, 1997



                                                 $ Millions   Percentage

            Debt:
              First Mortgage Bonds  . . . . . .  $ 3,112
              Other Long-Term Debt  . . . . . .    3,365
              Short-Term Debt . . . . . . . . .      508
                                                 $ 6,985         59.2%
            Preferred:
              Stock . . . . . . . . . . . . . .  $   174          1.5%

            Common Equity:
              Common Stock  . . . . . . . . . .  $ 1,291
              Paid-in Capital . . . . . . . . .    1,762
              Retained Earnings . . . . . . . .    1,593
                                                 $ 4,646         39.3%


            Total Capitalization  . . . . . . .  $11,805        100.0%
          /TABLE
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